                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ML BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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
                           [ML BANCORP LETTERHEAD]


                                                                   June 13, 1997



Dear Stockholder,


     You are cordially invited to attend the Annual Meeting of Stockholders of ML Bancorp, Inc. The meeting will be held at the Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania, on Friday, July 25, 1997 at 10:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in ML Bancorp, Inc. are sincerely appreciated.


                                        Sincerely,

                                        /s/ DENNIS S. MARLO

                                        Dennis S. Marlo
                                        President and Chief Executive Officer

                                ML BANCORP, INC.

                               Two Aldwyn Center

                         Lancaster Avenue and Route 320

                             Villanova, PA   19085

                           Telephone:  (610) 526-6460


NOTICE IS HEREBY GIVEN to the shareholders of ML Bancorp, Inc. (the "Company") that the Annual Meeting of such shareholders will be held at the Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania on Friday, the 25th day of July, 1997, at 10:00 A.M., Eastern Time for the following purposes:

         1. To vote upon the election of one director for a four-year term, and until his successor is elected and qualified;

         2. To vote upon a proposal for the adoption of the 1997 Stock Option Plan;

         3. To ratify the appointment of KPMG Peat Marwick L.L.P. as independent Certified Public Accountants of the Company for the fiscal year ending March 31, 1998; and

         4. To transact such other business as may properly come before the meeting or any other adjournment(s) thereof. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

         The date fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 30, 1997.

By Order of the Board of Directors


/s/ BRIAN M. HARTLINE

Brian M. Hartline
Corporate Secretary

Villanova, Pennsylvania

June 13, 1997

THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU DESIRE, AND YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

                              ML BANCORP, INC.

                              Two Aldwyn Center

                       Lancaster Avenue and Route 320

                            Villanova, PA   19085

                         Telephone:  (610) 526-6460

                      ---------------------------------

                               PROXY STATEMENT

                      ---------------------------------

                              GENERAL STATEMENT

         This Proxy Statement has been prepared in connection with the solicitation of proxies by the Board of Directors of ML Bancorp, Inc. for use at the Annual Meeting of Shareholders to be held on July 25, 1997, and at any adjournment(s) thereof (the "Meeting"). The Meeting will be held at the Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania, at 10:00 A.M., Eastern Time.

         References to the Company throughout this Proxy Statement refer to ML Bancorp, Inc. and/or its wholly owned subsidiary Main Line Bank (the "Bank").

         The approximate date of mailing of this Proxy Statement is June 12, 1997.

     RECORD DATE--VOTING REQUIRED FOR APPROVAL--SHAREHOLDER PROPOSALS

         All persons who were shareholders of the Company on May 30, 1997 (the "Record Date"), will be entitled to cast votes at the Meeting. Voting may be by proxy or in person. As of the Record Date, the Company had 11,292,554 shares of common stock, $.01 par value ("Common Stock"), outstanding. The Company has no other class of equity securities outstanding.

         Holders of a majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for purposes of transacting business at the Meeting. The Director will be elected by a plurality of the votes cast at the Meeting. The affirmative vote of a majority of the total votes present at the Meeting is required for approval of the proposals to approve the 1997 Stock Option Plan and to ratify the appointment of the independent auditors. Abstentions will be counted for purposes of determining the presence of a quorum at the Meeting. Because of the required votes, abstentions will have the same effect as a vote against the proposals to approve the 1997 Stock Option Plan and to ratify the appointment of the independent auditors, but will not be counted as votes cast for the election of the director and, thus, will have no effect on the voting for the election of the director. Under rules of the New York Stock Exchange, all of the proposals for consideration at the Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

         Each proxy solicited hereby, if properly executed, duly returned to management and not revoked prior to the Meeting, will be voted at the Meeting in accordance with the shareholder's instructions indicated thereon. If no contrary instructions are given, each proxy received by management will be voted in favor of all items on the agenda. Each shareholder shall have one vote for each share of stock owned.

         A shareholder giving a proxy has the power to revoke the proxy at any time before it is exercised by delivering to the Secretary of the Company written instructions revoking it: (Brian M. Hartline, Secretary, ML Bancorp, Inc., Two Aldwyn Center, Lancaster Avenue and Route 320, Villanova, PA 19085). A duly executed proxy bearing a later date will be sufficient to revoke an earlier proxy. The proxy executed by a shareholder who attends the Meeting will be revoked only if the shareholder delivers written instructions to that effect to the Secretary prior to the beginning of the voting.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         To the knowledge of management of the Company, the following table sets forth the persons or entities, including any group, which beneficially owned more than 5% of the Company's Common Stock as of April 30, 1997:

                                                     Common Stock
                                                Beneficially Owned as of
   Name of Beneficial Owner                        April 30, 1997 (1)
----------------------------------      -------------------------------------
                                        Number of Shares              Percent
                                        ----------------              -------
ML Bancorp                                 691,468(2)                 6.1%
Employee Stock Ownership
Plan Trust
Two Aldwyn Center
Villanova, PA  19085

         The following table sets forth the amount and percentage of the Company's common stock beneficially owned, directly or indirectly, by directors and executive officers individually and by directors and executive officers of the Company as a group, as of April 30, 1997.

                                                                       Common Stock
                                                                 Beneficially Owned as of
                                                                    April 30, 1997 (1)
                                                   ------------------------------------------
                                                   Number of Shares                   Percent
                                                   ----------------                   -------
Directors:
  John R. Eppinger                                        173,134(2)(3)                 1.5%
  David B. Hastings                                        76,206(4)                      *
  John J. Leahy                                            89,190(5)                      *
  Henry M. Luedecke                                        94,206(6)                      *
  Dennis S. Marlo                                         295,565(2)(7)                 2.5%
  Allan Woolford                                           90,582(8)                      *

Executive officers who are not Directors:
  Robert M. Campbell, Jr.                                  96,263(2)(9)                   *
  Brian M. Hartline                                        87,965(2)(10)                  *
  Joseph M. Blaston                                         8,706(11)                     *


All directors and executive officers
 of the Company as
 a group (9 persons)                                    1,011,817(2)(12)                9.0%


                                                   (Footnotes on following page)

--------------

*        Represents less than 1% of the outstanding Common Stock.

(1) For purposes of this table, pursuant to rules promulgated under the Securities Exchange Act of 1934, as amended ("1934 Act") an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. Shares which may be acquired by the exercise of stock options which are exercisable within 60 days of the Voting Record Date are deemed to be beneficially owned by the holder and are outstanding for the purpose of computing the percentages of Common Stock beneficially owned by the respective individual and group.

(2) The ML Bancorp Employee Stock Ownership Plan Trust ("Trust") is established pursuant to the ML Bancorp Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and PNC Bank, which acts as trustee of the ESOP ("Trustee"). As of the Voting Record Date, 691,468 shares held in the Trust were unallocated, and 326,864 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustee must vote all allocated shares in accordance with the instructions of the participating employees, and vote allocated shares for which employees do not give instructions and unallocated shares in accordance with the instructions of the ESOP Administrative Committee comprised of Messrs. Eppinger, Marlo and Hartline. The amount of Common Stock beneficially owned by the members of the committee or by all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3) Includes 1,066 shares held by Mr. Eppinger's wife and 150 shares held by Mr. Eppinger's son for which Mr. Eppinger disclaims beneficial ownership, 39,240 shares held in a Recognition and Retention Plan and Trust of the Company ("RRP"), which may be voted by Mr. Eppinger, and 72,000 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(4) Includes 1,703 shares held by Mr. Hastings' wife which Mr. Hastings may be deemed to beneficially own, 13,080 shares held in the RRP which may be voted by him and 52,000 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(5) Includes 2,074 shares held by Mr. Leahy's wife which Mr. Leahy may be deemed to beneficially own, 13,080 shares held in the RRP, which may be voted by him, and 66,000 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(6) Includes 13,080 shares for Mr. Luedecke held in the RRP, which may be voted by him and 66,000 shares for Mr. Luedecke, which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(7) Includes 58 shares held by Mr. Marlo's wife which Mr. Marlo may be deemed to beneficially own, 65,400 shares held in the RRP which may be voted by him, 7,255 shares allocated to Mr. Marlo pursuant to the Company's ESOP and 128,000 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(8) Includes 2,222 shares held by Mr. Woolford's wife which Mr. Woolford may be deemed to beneficially own, 13,080 shares held in the RRP, which may be voted by Mr. Woolford and 66,000 shares which may be acquired upon the exercise of stock options exercisable within sixty
         (60) days of the Voting Record Date.

(9) Includes 148 shares held by Mr. Campbell or his wife in trust for their children which Mr. Campbell may be deemed to beneficially own, 22,320 shares held in the RRP, which may be voted by Mr. Campbell, 7,145 shares allocated to Mr. Campbell pursuant to the Company's ESOP and 44,000 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(10) Includes 21,440 shares for Mr. Hartline held in the RRP which may be voted by him, 6,759 shares allocated to Mr. Hartline pursuant to the Company's ESOP, 1,206 shares held by Mr. Hartline in the Company's Savings Plan ("Savings Plan") and 36,000 shares which may be acquired upon the exercise of stock options exercisable within sixty (60) days of the Voting Record Date.

(11) Includes 5,000 shares for Mr. Blaston held in the RRP which may be voted by him and 3,706 shares held by Mr. Blaston in the Company's Savings Plan.

(12)     Includes 530,000 shares which may be acquired upon the exercise of
         stock options exercisable within sixty (60) days    of the Voting
         Record Date, 205,720 RRP shares and 21,159 ESOP shares held by all executive officers and directors as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the "1934 Act" requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all of these filing requirements were satisfied by the Company's directors and officers during fiscal 1997. In making the foregoing disclosure, the Company has relied solely on the written representations of its directors and executive officers and copies of the ownership reports that they have filed with the SEC.


                        PROPOSAL 1--ELECTION OF DIRECTOR

         The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into four classes which are as equal in number as possible, and that members of each class of directors are to be elected for a term of four years. One class is to be elected annually. Shareholders of the Company are not permitted to cumulate their votes for the election of directors.

         The following tables show the name, age, position and principal occupation during the past five years of the nominee for election as director, the directors whose terms continue and the length of time they have served as a director. The nominee currently serves as a director of the Company. William
L. Williams, a director whose term expired in 1997, retired on January 1, 1995. According to the by-laws of the Company, the Board of Directors can appoint a successor to fill the remaining term of Mr. Williams. Currently the Board of Directors is not actively seeking a replacement to fill the vacant seat. The Board intends to add a director once the acquisition of Penncore Financial Services Corporation ("Penncore") is completed.

         Unless otherwise specified on the proxies received by the Company, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the person named in the following table to be a director of the Company for a four-year term, and until his successor is elected and qualified. There are no arrangements or understandings between any nominee or director and any other person pursuant to which any such person was or is selected as a director or nominee.


                   NOMINEE FOR A FOUR-YEAR TERM EXPIRING 2001

                                           Principal Occupation During         Director
Name                      Age (1)              the Past Five Years             Since(2)
----                      -------              -------------------             --------
David B. Hastings           65             Director; Owner and President          1977
                                           of Blue Hill Products, Ardmore,
                                           Pennsylvania, an importer and
                                           distributor of garden and toy
                                           products, since 1984.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEE FOR DIRECTOR.



         MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

DIRECTORS WHOSE TERMS EXPIRE IN 1998

                                           Principal Occupation During         Director
Name                      Age (1)              the Past Five Years             Since(2)
----                      -------              -------------------             --------
John J. Leahy               66             Director; Retired 1996.                1988
                                           Formerly Operations Vice
                                           President of Strawbridge &
                                           Clothier, a department store
                                           chain headquartered in
                                           Philadelphia, Pennsylvania.

Henry M. Luedecke           69             Director; President of C.H.            1982
                                           Marshall, Inc., Media,
                                           Pennsylvania, a building
                                           supply company, since 1949.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

                                       Principal Occupation During               Director
Name                      Age (1)         the Past Five Years                    Since(2)
----                      -------         -------------------                    --------
Dennis S. Marlo             54         Director, President and Chief             1992
                                       Executive Officer of the Bank
                                       since June 1992 and of the
                                       the Company since March 1994,
                                       Senior Vice President and
                                       Chief Financial Officer of the
                                       Bank from August 1989 until
                                       June 1992; Previously, a partner
                                       of KPMG Peat Marwick,
                                       Philadelphia, Pennsylvania, a
                                       public accounting firm.

Allan Woolford              68         Director; owner of Tredyffrin             1977
                                       Information Systems, Inc., a
                                       management consulting firm,
                                       Berwyn, Pennsylvania.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

                                       Principal Occupation During               Director
Name                      Age (1)          the Past Five Years                   Since(2)
----                      -------          -------------------                   --------
John R. Eppinger            70         Chairman of the Board of the              1951
                                       Bank since 1983 and of the Company
                                       since March 1994, Consultant to the
                                       Bank since January 1991, Chief
                                       Executive Officer of the Bank from
                                       1968 until March 1990, employed in
                                       various positions with the Bank since
                                       1949 and a member of the Board of
                                       Directors since 1951.


--------------------

(1)      As of March 31, 1997
(2)      Includes service as a Director of the Bank


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company meets on a monthly basis and may have additional special meetings upon the request of the President or a majority of the Directors. During the fiscal year ended March 31, 1997, the Board of Directors met 13 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period. The Board of Directors of the Company has established the following committees:

         Audit Committee. The Audit Committee consists of Messrs. Woolford (Chairman), Hastings and Leahy. The Audit Committee reviews the records and affairs of the Company, oversees the Company's internal audit department, engages the Company's external auditors and reviews their reports. The Audit Committee met 4 times during fiscal 1997.

         Human Resources and Compensation Committee. The Human Resources and Compensation Committee consists of Messrs. Luedecke (Chairman), Eppinger, Leahy and Marlo. The Human Resources and Compensation Committee, which reviews and recommends compensation and benefits for the Company's employees, met 7 times in fiscal 1997.

         Director's Selection Committee. During fiscal 1997, the Director's Selection Committee consisted of Messrs. Eppinger, Hastings, Leahy and Marlo. This committee, which nominates persons to serve on the Board of Directors, met 1 time during fiscal 1997.


         In addition to the committees described above, the Company has also established other committees which meet as required and include the Chief Executive Officer. These committees include: a Fair Lending Committee; an Asset Review Committee and an Asset/Liability Management Committee.

DIRECTOR'S COMPENSATION

         Members of the Board of Directors who are not employees of the Company receive an annual retainer of $9,000 ($3,000 for the Company and $6,000 for the Bank) ($18,000 for the Chairman of the Board ($6,000 for the Company and $12,000 for the Bank)). Directors also receive $750 for each meeting of the Board of Directors attended ($1,500 for the Chairman) and $700 for each committee meeting attended ($1,100 for the Chairman of the Audit Committee).

         The Company entered into an agreement with John R. Eppinger, Chairman of the Board, to provide consulting services to the Company and the Bank. Pursuant to the agreement, which expires on July 31,1997, Mr. Eppinger assists the Chief Executive Officer and provides services to the Company and the Bank including the development of policy, evaluation of potential acquisitions, strategic planning, regulatory compliance and reporting to the Board of Directors. During the fiscal year ended March 31, 1997, the Company paid Mr. Eppinger $24,000 under the agreement.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is information with respect to the principal occupations during the last five years for the three executive officers of the Company who do not serve as directors.

         ROBERT M. CAMPBELL, JR. Mr. Campbell has served as Executive Vice President and Chief Lending Officer of the Bank and as Vice President of the Company since March 1994 and as Senior Vice President and Chief Lending Officer of the Bank from September 1992 to February 1994. Previously, he was with Pitcairn Private Bank, Jenkintown, Pennsylvania, as President and Chief Operating Officer from November 1990 to August 1992.

         BRIAN M. HARTLINE. Mr. Hartline has served as Treasurer, Corporate Secretary and Chief Financial Officer of the Company and the Bank since December 1994 and as Senior Vice President of the Bank from March 1994. From June 1990 until January 1994, Mr. Hartline was Vice President, Treasurer and Controller of United Federal Savings Bancorp Inc., State College, Pennsylvania and served in such positions with PNC Bancorp, N.A. from January 1994 until March 1994 after United Federal merged with PNC Bancorp. Previously, Mr. Hartline was a senior accountant with Coopers & Lybrand, Harrisburg, Pennsylvania.

         JOSEPH M. BLASTON. Mr. Blaston has served as President of Main Line Financial, the Mortgage Banking Division of the Bank since April 1, 1996. Previously he was with Philadelphia Mortgage Corporation, Rosemont, Pennsylvania as Senior Vice President and Chief Financial Officer from August 1990 to March 1996. Previously, Mr. Blaston held various senior management positions with Meritor Mortgage.


HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Executive Compensation Subcommittee ("Subcommittee") of the Human Resources and Compensation Committee ("Committee") of the Board of Directors determines compensation for executive officers. During the fiscal year ended March 31, 1997, the members of the subcommittee were Messrs. Henry M. Luedecke (Chairman), John R. Eppinger and John J. Leahy. Mr. Eppinger was a former executive officer of the Bank. The report of the Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended March 31, 1997, appears below.

REPORT OF HUMAN RESOURCES AND COMPENSATION COMMITTEE

Function and Composition of Human Resources and Compensation Committee

         The function of the Committee is to provide oversight of the personnel related policies of the Company, including the establishment of a compensation philosophy for the organization and the monitoring of compensation plans and strategies to determine conformity with the overall philosophy. The Committee is composed of four directors, Messrs. Luedecke (Chairman), Eppinger, Leahy and Marlo.

         The Subcommittee is responsible for setting and administering executive officer compensation plans, evaluating the Chief Executive Officer and determining the annual compensation for the executive officers (based upon recommendations of the Chief Executive Officer) and for the Chief Executive Officer.

Compensation Philosophy

         The Executive Compensation Program of ML Bancorp, Inc. is designed to:

         - Maximize shareholder value by providing executives with common stock ownership opportunities which align the interests of the executive with the long-term interest of shareholders.

         - Promote continuous improvement in corporate performance by rewarding executives for the achievement of financial results.

         - Foster a pay-for-performance philosophy which encourages superior company-wide profitability, team-oriented goals and superior individual performance.

         - Attract, motivate and retain high-impact, growth-oriented executives.

         Currently, the Executive Compensation Program consists of base salary, an annual performance bonus opportunity, long-term incentive awards composed of stock grants and options, and a standard benefit package.

Base Salary

         The Subcommittee's philosophy is to provide a competitive base salary in which data obtained from nationally recognized compensation surveys are used to determine comparable salaries for similar sized institutions, geographic areas and operating performance. In addition, the Subcommittee utilizes key financial and operation ratios and data in determining annual base salary adjustments. Improvements in corporate performance are measurement standards which are given considerable weight in evaluating annual increases.

Incentive Pay

         Incentive awards in fiscal 1997 for the Chief Executive Officer are based upon the attainment of improvements in certain key financial and operating ratios of the Company for the fiscal year ended March 31, 1997. The Compensation Committee considers performance criteria linked to improvements made in return on average common equity, net earnings and earnings per share, stock performance and general operating ratios. For the year ended March 31, 1997, return on average equity increased to 9.73% versus 7.88% in the previous year, net earnings improved to $13.8 million or 19% above the previous year, and the Company's stock price appreciated 29% during the past year, resulting in increased shareholder value. Mr. Marlo's 1997 bonus is paid through a combination of cash and stock grants.

         The Performance Bonus Plan ("Bonus Plan") is intended to offer incentives for achieving above expected Company financial performance and to provide awards for achievement of continuing improvements in financial and operating performance. The Plan includes executives, as well as other management personnel of the Company and is funded through an allocation of pre-tax income which exceeds the fiscal year budgeted pre-tax income. The bonuses paid to certain other executives were based upon the attainment of certain division and individual performance objectives established at the beginning of the fiscal year.

Long-Term Incentives

         The 1994 Stock Option Plan ("Option Plan") and the RRP provide for long-term incentive designed to align a portion of the Executive Compensation Program with shareholder value and interests. During the fiscal year ended March 31, 1997, certain RRP and Option Plan shares remain unissued. Under the RRP and Option Plan, shares granted to executive management vest equally over a five year period. On May 8 and May 20, 1997, additional RRP shares and stock options were granted to certain key executives.

Executive Benefits Plan

         The Company's Deferred Compensation Plan ("DCP") provides a benefit for a select group of key personnel (principally executive management), which restores benefits to eligible executives lost as a result of limitations under Section 401(a)(17) of the Internal Revenue Code of 1996 as amended (the
Code), with respect to amounts of compensation which may be recognized for retirement plans intended to satisfy the requirements of Section 401(a) of the Code and equivalent ESOP related shares resulting from such code limitations and to provide eligible executives the opportunity to increase their retirement savings by the deferral of the receipt of compensation.

Conclusion

         The Company's Executive Compensation Program was established to accomplish the objectives of the compensation philosophy discussed above.

         The Subcommittee will continue to establish opportunities to enhance the variable aspects of executive compensation, strengthening the link between total pay and corporate performance.

         The Subcommittee believes that it is important to maintain a sound base salary practice for the Company's executives and to pursue plan designs and practices which drive annual and longer-term performance and align executives' and shareholders' interests.

         Executive Compensation Subcommittee    Henry M. Luedecke, Chairman
                                                John R. Eppinger
                                                John J. Leahy

         To provide shareholders a concise, comprehensive overview of compensation awarded, earned or paid in the reporting period, the Summary Compensation Table has been formulated. The Summary Compensation includes individual compensation information on the Chief Executive Officer and the other executive officers, for services rendered in all capacities whose compensation exceeded $100,000 during the year ended March 31, 1997.

                           SUMMARY COMPENSATION TABLE


                                                    Annual Compensation                    Long Term Compensation Awards
                                           -------------------------------------   ----------------------------------------------
                             Year ended                           Other Annual       Stock           Number of       All Other
Name and Principal Position    March 31,    Salary(1)   Bonus(2)  Compensation(3)     Grants          Options(6)   Compensation(7)
---------------------------   ----------    ---------   --------  ---------------   --------          ----------   ---------------

Dennis S. Marlo,               1997        $300,000    $40,000         -           $100,500 (4)               -          $277,306
  President and CEO            1996         295,000     46,500         -                  -                   -           178,328
                               1995         248,000     25,000         -           $814,094 (5)         320,000            21,222

Robert M. Campbell, Jr.,       1997        $150,000    $11,250         -                  -                   -          $ 87,700
  Executive Vice President     1996         145,000     25,000         -                  -                   -            63,979
  of the Bank                  1995         120,000     18,000         -           $277,838 (5)         110,000            16,525

Brian M. Hartline, (6)         1997        $135,000    $13,625         -           $ 33,500 (4)               -          $ 69,346
  Executive Vice President,    1996         115,000     25,000         -           $ 62,075 (5)          20,000            44,737
  Chief Financial Officer      1995          75,000     30,000         -           $215,100 (5)          80,000             9,883
  of the Bank

Raymond M. Kilgaris, (8)       1997        $108,500    $15,300         -                  -                   -          $ 56,240
  Senior Vice President        1996         105,000      7,500         -                  -                   -            45,164
  of the Bank                  1995         100,000      5,000         -           $215,100 (5)          80,000            12,824

Joseph M. Balston, (9)         1997        $125,000          -         -           $ 78,610 (4)(5)       40,000          $  2,500
  President, Main Line
  Financial, a division of
  the Bank

--------

(1) Includes amounts deferred by the named executive officer pursuant to the Company's Savings Plan, a non-contributory defined contribution plan which is intended to qualify under Section 401(k) of the Code and pursuant to which employees may defer up to 15% of their compensation.

(2) Bonuses are reflected in current year based on performance but are paid in the subsequent fiscal year.

(3) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Company-owned vehicles. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer during the year ended March 31, 1997, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the individual. Personal use of such vehicles is included as taxable income to the executive officers.

(4) Grants of restricted common stock pursuant to the Company's RRP, which represent an election made by the executive officer to receive RRP shares in lieu of cash for the 1997 bonus at a value of $2 of restricted RRP shares received for each $1 of cash not received, except for Mr. Blaston who received 1,120 RRP shares on May 8, 1997, as partial 1997 bonus distribution and he received 5,000 RRP shares on June 1, 1996.

(5) Represents the grant of restricted Common Stock pursuant to the Company's RRP, which was deemed to have had the indicated value at the date of grant. The total number of RRP shares granted to Messrs. Marlo, Campbell, Hartline, Kilargis and Blaston had a fair market value of $1,675,875, $571,950, $522,750, $430,500 and $76,875,
         respectively, at March 31, 1997.

(6) Consists of awards granted pursuant to the Company's Option Plan which vest and are exercisable at the rate of 20% per year from the date of grant.

(7) Includes amounts allocated during the year ended March 31, 1997, on behalf of Messrs. Marlo, Campbell, Hartline and Kilargis pursuant to the DCP of $178,820, $42,214, $24,160 and $11,584, respectively, and
         $42,486, $42,486, $42,486 and $42,486 contributed by the Company on behalf of Messrs. Marlo, Campbell, Hartline and Kilargis, respectively, related to the Company's ESOP. Also included in other compensation are flex plan benefits equal to 2% of base salary.

(8)      Mr. Kilargis left the Bank and the Company in April, 1997.

(9)      Mr. Blaston became employed by the Bank and Company on April 1, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table discloses the total options granted to the Chief Executive Officer and named executives during the year ended March 31, 1997.


                                                       % Of                                                   Grant Date
                                                       Total                                                  Present Value
                               Number of              Options                                                 Based on
                                Options             Granted To           Exercise                             Black-Scholes
             Name               Granted             Employee(1)          Price(2)        Expiration Date      Model (3)
             ----               -------             -----------          --------        -----------------    ---------
Dennis S. Marlo                        -                     -                 -                      -               -

Robert M. Campbell, Jr.                -                     -                 -                      -               -

Brian M. Hartline                      -                     -                 -                      -               -

Raymond M. Kilargis                    -                     -                 -                      -               -

Joseph M. Blaston                  40,000                26.00%           $11.97                1-Jun-06       $388,023



------------

(1) Percentage of options earned by all employees and directors during fiscal 1997.

(2) The exercise price was based on the closing market price of a share of the Company's Common Stock on the date of grant.

(3) Based upon the Black-Scholes option valuation model, which estimates the present dollar value of the Company's common stock options to be $9.40 per share under option. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include (a) an expected volatility of 84%, (b) a risk-free rate of return of 6.76%, which approximates the 10-year, zero-coupon Treasury bond rate, (c) the Company's average common shares dividend yield of 2.58% on the grant date, and (d) an expected term of 10 years.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table discloses the options exercised during the year-ended March 31, 1997, and held at year-end, by the Chief Executive Officer and the named executives:


                                                              Number of Options at              Value of Options at
                               Shares                            March 31, 1997                    March 31, 1997
                             Acquired On      Value       -----------------------------     -----------------------------
Name                          Exercise       Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
----                         -----------     --------     -----------     -------------     -----------     -------------

Dennis S. Marlo                        -            -         128,000           192,000      $1,012,000        $1,518,000
Robert M. Campbell, Jr.                -            -          44,000            66,000        $347,875          $521,813
Brian M. Hartline                      -            -          36,000            64,000        $266,750          $434,500
Raymond M. Kilargis(2)                 -            -          32,000            48,000        $253,000          $379,500
Joseph M. Blaston                      -            -               -            40,000               -          $136,250


--------

(1)      Based on a per share market price of $15.375 at March 31, 1997.

(2) Mr. Kilgaris forfeited the 48,000 unexercisable shares during April, 1997.

PERFORMANCE GRAPH

         The following graph demonstrates comparison of the cumulative total returns for the Common Stock of ML Bancorp, Inc., the NASDAQ Bank Stock Index and the NASDAQ Stock Market Index since the Company's initial public offering in August 1994.

---------------------------------------------------------------------------
                      8/94     3/95      9/95     3/96      9/96     3/97
---------------------------------------------------------------------------
Main Line Bank       100.00   100.00    146.34   153.08    183.12   202.58
---------------------------------------------------------------------------
Nasdaq total U.S.    100.00   113.14    145.00   153.63    172.08   170.88
---------------------------------------------------------------------------
Nasdaq Bank          100.00    99.74    125.49   136.36    148.90   178.50
---------------------------------------------------------------------------


         The above graph represents $100 invested in the Company's initial public offering of Common Stock issued on August 11, 1994 at $13.50 per share. The Common Stock commenced trading on the NASDAQ Stock Market on August 11, 1994 at $16.00 per share.


EMPLOYMENT AGREEMENTS

         The Bank has entered into agreements with each of Messrs. Marlo, Campbell, Hartline and Blaston, whereby the Bank has agreed to employ Mr. Marlo for a term of three years and Messrs. Campbell, Hartline and Blaston for terms of two years, in their current respective positions at base salaries of $330,000 $165,000, $160,000 and $150,000, respectively, or at the current annual base salary upon extension of the contract. The term of each employment agreement shall be extended on each annual anniversary date for an additional one year upon approval of the Bank's Board of Directors unless the Board of Directors or the officer elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

         The employment agreements are terminable with or without cause by the Bank. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Bank for cause, disability, retirement or death (except in the case of Mr. Marlo, as set forth below), provided, however that (i) in the event that the officer terminates his employment because of failure of the Bank to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Bank other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a change in control of the Company, as defined, Mr. Marlo will be entitled to a cash severance amount equal to three times that portion of his base salary paid by the Bank and Messrs. Campbell, Hartline and Blaston will be entitled to a cash severance amount equal to two times their base salary. In addition, Mr. Marlo will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreement or until he obtains full-time employment with another employer.

         A Change in Control is generally defined in the employment agreement to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Bank for federal income tax purposes. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

         Mr. Marlo's agreement provides that he will be entitled to the use of an automobile (reimbursable to the Company or the Bank for personal use), the payment of individual club dues at one club and his spouse will be covered under the Bank's health insurance plan during the term of the agreement. In addition, in the event of Mr. Marlo's death during the term of the agreement, his estate will receive a payment equal to two times his annual salary over a period of 24 months. In the event of termination for disability or retirement, Mr. Marlo and his spouse shall be covered under the Bank's health insurance plan until age 66.

         The Company has also entered into an employment agreement with Mr. Marlo to serve as President and Chief Executive Officer on terms substantially similar to the agreement entered into between Mr. Marlo and the Bank, except as provided below. Mr. Marlo's compensation, benefits and expenses are paid by the Company and the Bank in the same proportion as the time and services actually expended by Mr. Marlo on behalf of each company. The agreement with the Company provides that severance payments to Mr. Marlo upon a change of control shall be equal to three times that portion of his base salary paid by the Company plus the amounts not able to be paid by the Bank because of Section 280G of the Code, and the amounts payable by the Company are not subject to reduction as are the amounts payable by the Bank. In addition, Mr. Marlo's agreement with the Company provides that the Company shall reimburse Mr. Marlo for any resulting excise taxes payable by Mr. Marlo, plus such additional amount as may be necessary to compensate Mr. Marlo for his payment of state and federal income and excise taxes on the additional payments.

         Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

BENEFITS

         Retirement Plan. The Company has a defined benefit pension plan ("Retirement Plan") for those full time employees who have attained the age of 21 years and have completed two years of service with the Company or the Bank. On August 1, 1994 the Company froze new employee eligibility into the Retirement Plan, however; effective April 1, 1995, coverage was extended to all employees of the Bank or Company who meet this age and years of service criteria. In general, the Retirement Plan provides for annual benefits payable monthly upon retirement based on years of service and average compensation during the years of plan participation.

         Under the Retirement Plan, an employee's benefits are always fully vested. The normal retirement age is 65. The Retirement Plan provides for an early retirement option with reduced benefits for participants who are age 45 and who have five years of service. During the year ended March 31, 1997, the Company's pension expense under the Retirement Plan amounted to $63,000.

         The following table illustrates annual pension benefits for retirement at age 65 in 1996 under various levels of compensation and years of service. The figures in the table assume that the Retirement Plan continues in its present form and that the participants elect to receive the annuity under the normal form of the Plan (Life Annuity with 120 payments guaranteed).


Average         15 Years  20 Years  25 Years   30 Years   35 Years
Annual             of        of        of         of         of
Compensation    Service   Service   Service    Service    Service
------------    -------   -------   -------    -------    --------
$80,000         $21,975   $29,300   $36,625    $43,950    $51,275
 90,000          24,975    33,300    41,625     49,950     58,275
100,000          27,975    37,300    46,625     55,950     65,275
110,000          30,975    41,300    51,625     61,950     72,275
120,000          33,975    45,300    56,625     67,950     79,275
140,000          39,975    53,300    66,625     79,950     93,275
150,000          42,975    57,300    71,625     85,950    100,275


         The maximum annual compensation which may be taken into account under the Code (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans increased to $160,000 effective April 1, 1997, (from $150,000) and the maximum annual benefit permitted under such plans increased to $125,000 (from $120,000), also in 1997.

         At March 31, 1997, Messrs. Marlo, Campbell and Hartline had seven, four and three years, respectively, of credited service under the Retirement Plan. Mr. Blaston had one year of company service, but no credited service under the Retirement Plan at March 31, 1997. Effective April 1, 1995, the Company began accepting new participants into the Retirement Plan.

         Savings Plan. The Company maintains a Savings Plan for the benefit of full time regular employees who have been employed for at least one year. The Savings Plan is a defined contribution plan which is intended to qualify under
Section 401(k) of the Code. Participants may contribute to the Savings Plan by salary reduction up to 15% of annual compensation for the year. Such contributions defer the employee's earnings up to a maximum of $9,240 in each plan year, indexed annually. All contributions to the Savings Plan are immediately vested. All funds contributed to the Savings Plan are held in a trust fund, which are invested at the direction of the employee in several funds with various investment objectives. During the fiscal year ended March 31, 1996, the Company's Common Stock was added as an additional investment option.

         Employee Stock Ownership Plan and Trust. The Company has established an ESOP for employees of the Company and the Bank. Full-time employees of the Company and the Bank who have completed one year of service and who have been credited with at least 1,000 hours of service during a twelve month period and who have attained age 21 are eligible to participate in the ESOP.

         The ESOP borrowed funds from the Company to purchase 7% of the Common Stock issued in the Company's initial issuance of common stock. The loan to the ESOP will be repaid principally from the Company's and the Bank's contributions to the ESOP over a period of 10 years, and the collateral for the loan will be the Common Stock purchased by the ESOP. The interest rate for the ESOP loan is the prime rate. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the open market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowing by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions, if any, to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Participants will vest in their right to receive their account balances within the ESOP at the rate of 20 percent per year, starting with completion of their third year of service. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement, early retirement, disability or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         Under the terms of the ESOP, the Trustee must vote all allocated shares in accordance with the instructions of the participating employees, and vote allocated shares for which employees do not give instructions and unallocated shares in accordance with the instructions of the ESOP Committee comprised of Messrs. Eppinger, Marlo and Hartline.

         The ESOP is subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor thereunder.

         Deferred Compensation Plan. The Company's Board of Directors has adopted a DCP to restore retirement benefits that executives lose due to the Internal Revenue Code limitation on compensation and tax-qualified retirement plans, such as the ESOP and Pension Plan. For the years ending March 31, 1995 and 1996, the limitation is $150,000, however, this limitation increased to $160,000 effective April 1, 1997. Currently, Messrs. Marlo, Campbell, Hartline and Kilargis participate in the DCP.

         The DCP provides that each affected executive shall receive an annual allocation of stock units representing shares of the Company's Common Stock equal to the difference between the annual allocation of shares that would have been made to him or her in the ESOP without regard to the dollar limitation, minus the number of shares actually allocated to the executive's ESOP account in a particular year. The total number of shares allocated under the DCP at March 31, 1997, is 10,556.

         In addition, the DCP provides a lump sum dollar accrual for each year equal to the difference between the value of the Pension Plan benefit which would have been earned without regard to the dollar limitation and the value of the accrual actually earned. The cumulative accrual amount to be allocated to the participants at March 31, 1997, is $404,000.



TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Financial Institutions Reform Recovery and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit by the bank to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

         The Company's policy provides that all loans made by the Bank to its directors and executive officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. As of March 31, 1997, the Company's directors and executive officers had aggregate loan balances in excess of $60,000, which amounted to $478,000 in the aggregate, or 0.35% of the Company's equity as of such date. The Bank believes that such loans do not involve more than the normal risk of collectability.

         Set forth below is certain information as of March 31, 1997, relating to loans which exceeded $60,000 and were made to directors of the Company.
Both loans were made on preferential terms by the Company prior to the adoption of FIRREA. All the loans are secured by the borrower's principal residence. The table does not include loans which have been made on the same terms, including interest rates and collateral, as those made to non-affiliated parties and which in the opinion of management do not involve more than the normal risk of repayment or present other unfavorable features. All of the loans presented below were performing in accordance with their terms as of March 31, 1997.


                                        Year      Largest Balance
                        Type of         Loan    During April 1, 1996    Balance at      Interest Rate at
        Name              Loan          Made     to March 31, 1997     March 31, 1997    March 31, 1997
        -----             -----         ----     -----------------     --------------   ----------------
John R. Eppinger
   Chairman             Mortgage        1987        $143,797            $139,223          5.25%

David B. Hastings
   Director             Mortgage        1982         $94,895             $91,104          5.25%


         The Company intends that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

              PROPOSAL 2--  ADOPTION OF THE 1997 STOCK OPTION PLAN
GENERAL

     The Board of Directors has adopted the 1997 Stock Option Plan (the "Plan") which is designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward key employees for outstanding performance and the attainment of targeted goals. The Plan is also designed to retain qualified directors for the Company. The Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), non-qualified or compensatory stock options, stock appreciation rights and performance share grants (collectively "Awards"). Awards will be available for grant to directors and key employees of the Company and any subsidiaries, including Main Line Bank (the "Bank"), except that non-employee directors will be eligible to receive only non-incentive stock options under the Plan.

DESCRIPTION OF THE STOCK OPTION PLAN

         The following description of the Plan is a summary of its terms and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix A.

         ADMINISTRATION. The Plan is administered and interpreted by a committee appointed by the Board of Directors ("Committee") that is composed solely of two or more non-employee directors.

         NUMBER OF SHARES COVERED BY THE STOCK OPTION PLAN. A total of 560,000 shares or 4.96% of the outstanding shares of Common Stock have been reserved for issuance pursuant to the Plan. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding.

         STOCK OPTIONS. Under the Plan, the Board of Directors or the Committee determines which directors, officers and key employees will be granted options, whether such options will be incentive or compensatory options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of a compensatory option shall not be less than eighty-five percent of the fair market value of a share of Common Stock on the date the option is granted and the exercise price of an incentive stock option shall not be less than the fair market value of a share of Common Stock on the date the incentive option is granted.

         All options granted to participants under the Plan shall become vested and exercisable at the rate determined by the Board of Directors or the Committee when making an award. Notwithstanding the foregoing, no vesting shall occur on or after a participant's employment with the Company is terminated for any reason other than his death, disability or retirement. Unless the Board of Directors or the Committee shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment with or service to the Company or a subsidiary company because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full in the event that there is a change in control of the Company, as defined in the Plan.

         Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the optionee's employment or service as a non-employee director terminates, unless extended by the Board of Directors or the Committee to a period not to exceed five years from such termination. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates his service as an employee or a non-employee director as a result of disability or retirement without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the twelve-month period following the earlier of his death or termination due to disability or retirement, provided no option will be exercisable more than ten years from the date it was granted. Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

         Payment for shares purchased upon the exercise of options may be made either in cash, by certified or cashier's check or, if permitted by the Board of Directors or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an option) with a fair market value equal to the total option price, by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or any combination of the foregoing. To the extent an optionee already owns shares of Common Stock prior to the exercise of his or her option, such shares could be used (if permitted by Committee or the Board) as payment for the exercise price of the option. If the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to acquire a number of shares of Common Stock upon exercise of the option which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can exercise his or her option in whole or in part and then deliver the shares acquired upon such exercise (if permitted by the Committee or the Board) as payment for the exercise price of all or part of his options. Again, if the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (1) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (2) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used.
Because options may be exercised in part from time to time, the ability to deliver Common Stock as payment of the exercise price could enable the optionee to turn a relatively small number of shares into a large number of shares.

         STOCK APPRECIATION RIGHTS. Under the Plan, the Board of Directors or the Committee is authorized to grant stock appreciation rights to optionees under which an optionee may surrender any exercisable incentive stock option or compensatory stock option or any portion thereof in return for payment by the Company to the optionee of cash or Common Stock in an amount equal to the excess of the fair market value of the shares of Common Stock subject to option, or portion thereof, at the time over the exercise price of the option with respect to such shares, or a combination of cash and Common Stock. Stock appreciation rights which relate to incentive stock options must be granted concurrently with the incentive stock options, while stock appreciation rights which relate to compensatory stock options may be granted concurrently with the option or at any time thereafter which is prior to the exercise or expiration of such options.

         PERFORMANCE SHARES. Employees of the Company will also be eligible to receive performance share awards pursuant to the Option Plan. The granting of performance shares by the Committee or the Board gives the recipient thereof the right to receive a specified number of shares of Common Stock of the Company contingent upon the achievement of specified performance objectives within a specified award period. In lieu of some or all of said shares, the Committee or the Board will be authorized to distribute cash in an amount equal to the fair market value thereof on the business day next preceding the date of payment. The duration of the award period shall be determined by the Committee or the Board. Unless the Board or the Committee shall specifically state otherwise at the time a performance share is granted, all performance shares shall become vested in full and all related restrictions shall terminate and expire on the date that a recipient of a performance share terminates his employment with the Company or a subsidiary company because of his death, disability or retirement, or a change in control of the Company has occurred.
A participating employee may not transfer or assign a performance share.

         AMENDMENT AND TERMINATION OF THE STOCK OPTION PLAN. Unless sooner terminated, the Plan shall continue in effect for a period of ten years from the date the Plan was adopted by the Board and became effective by its terms. Termination of the Plan shall not affect any previously granted Awards.

         FEDERAL INCOME TAX CONSEQUENCES. Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory stock options is substantially different. As regards incentive stock options, an optionee who does not dispose of the shares within two years after the option was granted, or within one year after the option was exercised, will not recognize income at the time the option is exercised, and no federal income tax deduction will be available to the Company at any time as a result of such grant or exercise. However, the excess of the fair market value of the stock subject to an incentive stock option on the date such option is exercised over the exercise price of the option will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If stock acquired pursuant to an incentive stock option is disposed of before the holding periods described above expire, then the excess of the fair market value (but not in excess of the sales proceeds) of such stock on the option exercise date over the option exercise price will be treated as compensation income to the optionee in the year in which such disposition occurs and, if it complies with applicable withholding requirements, the Company will be entitled to a commensurate income tax deduction. If the holding periods are satisfied, any difference between the sales proceeds and the fair market value of the stock on the option exercise date will be treated as long-term capital gain or loss.

         With respect to compensatory stock options, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon a subsequent disposition of the shares, the difference between the amount received by the optionee and the fair market value on the option exercise date will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than one year.

         No federal income tax consequences are incurred by the Company or the holder at the time a stock appreciation right is granted. However, upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount.

         The above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         ACCOUNTING TREATMENT. Stock appreciation rights will, in most cases, require a charge against the earnings of the Company each year representing appreciation in the value of such rights over periods in which they become exercisable. Such charge is based on the difference between the exercise price specified in the related option and the current market price of the Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges).

         Neither the grant nor the exercise of an incentive stock option or a non-qualified stock option under the Plan currently requires any charge against earnings under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for transactions entered into after December 15, 1995. This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company anticipates that it will use the intrinsic value method, in which event pro forma disclosure will be included in the footnotes to the Company's financial statements to show what net income and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

         STOCKHOLDER APPROVAL. No Awards will be granted under the Plan unless the Plan is approved by stockholders. Stockholder ratification of the Plan will satisfy certain Nasdaq market listing and tax requirements.

         AWARDS TO BE GRANTED. No Awards have been granted to date under the Plan and no determination has been made at this time regarding the amount or timing of Awards to be made under the Plan.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE 1997 STOCK OPTION PLAN.

           PROPOSAL 3 -- RATIFICATION OF KPMG PEAT MARWICK L.L.P. AS

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has appointed KPMG Peat Marwick L.L.P., independent certified public accountants, to perform the audit of the Company's financial statements for the year ending March 31, 1998, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by KPMG Peat Marwick L.L.P. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. KPMG Peat Marwick L.L.P. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK L.L.P. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.


                             STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in July 1998, must be received at the principal executive offices of the Company, Two Aldwyn Center, Lancaster Avenue and Route 320, Villanova, Pennsylvania 19085, Attention: Brian M. Hartline, Secretary, no later than February 12, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article 10.D of the Company's Articles of Incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting.

         A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal, and (d) any material interest of the stockholder in such business.


                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended March 31, 1997, accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended March 31, 1997, required to be filed with the Securities and Exchange Commission under the 1934 Act. Such written requests should be directed to Brian M. Hartline, Secretary, ML Bancorp, Inc., Two Aldwyn Center, Lancaster Avenue and Route 320, Villanova, PA 19085. The Form 10-K is not part of the proxy solicitation materials.

                                 OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                                                      APPENDIX A


                                ML BANCORP, INC.
                             1997 STOCK OPTION PLAN


                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN


         ML Bancorp, Inc. (the "Corporation") hereby establishes this 1997 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.


                                   ARTICLE II
                              PURPOSE OF THE PLAN


         The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Officers, Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.


                                  ARTICLE III
                                  DEFINITIONS


         3.01 "Award" means an Option, Stock Appreciation Right or Performance Share granted pursuant to the terms of this Plan.

         3.02    "Board" means the Board of Directors of the Corporation.

         3.03 "Change in Control of the Corporation" shall be deemed to have occurred if: (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Corporation and any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation outstanding immediately after such merger or consolidation; or
(iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets. If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of the Plan.

         3.04    "Code" means the Internal Revenue Code of 1986, as amended.

         3.05 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, each of whom shall be a "non-employee director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto.

         3.06 "Common Stock" means shares of the common stock, $.01 par value per share, of the Corporation.

         3.07 "Disability" means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary Company, or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

         3.08 "Effective Date" means the day upon which the Board approves this Plan.

         3.09 "Employee" means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

         3.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         3.11 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

         3.12 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

         3.13 "Non-Employee Director" means a member of the Board or the board of directors of a Subsidiary Company who is not an Officer or Employee of the Corporation or any Subsidiary Company and shall include any individual who, at the date of adoption of the Plan or any time thereafter, serves the Board in an advisory or emeritus capacity.

         3.14 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

         3.15 "Officer" means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

         3.16 "Option" means a right granted under this Plan to purchase Common Stock.

         3.17 "Optionee" means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

         3.18 "Performance Shares" means a specified number of shares of Common Stock granted to an Employee in accordance with Section 8.12.

         3.19 "Retirement" means a termination of employment upon or after attainment of age sixty-five (65) or such earlier age as may be specified in any applicable plans or policies maintained by the Corporation or a Subsidiary Company.

         3.20 "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Corporation in cash and/or Common Stock, as provided in accordance with Section 8.11.

         3.21 "Subsidiary Companies" means those subsidiaries of the Corporation, including Main Line Bank, which meet the definition of "subsidiary corporations" set forth in Section 425(f) of the Code, at the time of granting of the Award in question.



                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN


         4.01 DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 12.02 hereof,
(ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board of Directors.

         4.02 APPOINTMENT AND OPERATION OF THE COMMITTEE. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a "non-employee director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

         4.03 REVOCATION FOR MISCONDUCT. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option or Performance Share, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Articles of Incorporation shall terminate as of the effective date of such removal.

         4.04 LIMITATION ON LIABILITY. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted pursuant thereto or for any Awards granted hereunder. If any members of the Board or a member of the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         4.05    COMPLIANCE WITH LAW AND REGULATIONS.   All Awards granted
hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised if such exercise would be contrary to applicable laws and regulations.

         4.06 RESTRICTIONS ON TRANSFER. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.


                                   ARTICLE V
                                  ELIGIBILITY


         Awards may be granted to such Employees or Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Non-Qualified Options.


                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN


         6.01 NUMBER OF SHARES. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article IX, shall be 560,000 shares, which is equal to 4.96% of the issued and outstanding shares of Common Stock. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares. Notwithstanding the foregoing, if an Option is surrendered in connection with the exercise of a Stock Appreciation Right, the number of shares covered thereby shall not be available for grant under the Plan.

         6.02 SOURCE OF SHARES. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares, shares purchased by the Corporation on the open market or from private sources for use under the Plan.


                                  ARTICLE VII
                                DETERMINATION OF
                         AWARDS, NUMBER OF SHARES, ETC.


         7.01 DETERMINATION OF AWARDS. The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the exercise price of an Option. In making determinations with respect to Employees there shall be taken into account the duties, responsibilities and performance of each respective Employee, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors as the Board of Directors or the Committee shall deem relevant to accomplishing the purposes of the Plan.

         7.02 FRACTIONAL SHARES. No fractional shares of Common Stock may be granted or issued pursuant to the Plan.


                                  ARTICLE VIII
                     OPTIONS AND STOCK APPRECIATION RIGHTS

         Each Option granted hereunder shall be on the following terms and conditions:

         8.01 STOCK OPTION AGREEMENT. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board of Directors or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

         8.02 AWARDS TO EMPLOYEES AND NON-EMPLOYEE DIRECTORS. Specific Awards to Employees and Non-Employee Directors shall be made to such persons and in such amounts as are determined by the Board or the Committee.

         8.03    OPTION EXERCISE PRICE.

                 (a) INCENTIVE STOCK OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.10(b), and subject to any applicable adjustment pursuant to Article IX hereof.

                 (b) NON-QUALIFIED OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be no less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted, and subject to any applicable adjustment pursuant to Article IX hereof.

         8.04    VESTING AND EXERCISE OF OPTIONS.

                 (a) GENERAL RULES. Incentive Stock Options and Non-Qualified Options granted hereunder shall become vested and exercisable at the rate, to the extent and subject to such limitation as may be specified by the Board or the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Employee's employment with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

                 (b) ACCELERATED VESTING. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, all Options granted hereunder shall become vested and exercisable in full on the date an Optionee terminates his employment with or service to the Corporation or a Subsidiary Company because of his death or Disability. In addition, all options hereunder shall become immediately vested and exercisable in full on the date an Optionee terminates his employment or service to the Corporation or a Subsidiary Company due to Retirement. Further, all outstanding options shall become immediately vested and exercisable in the event that there is a Change in Control of the Corporation.

         8.05  DURATION OF OPTIONS.

                 (a) GENERAL RULE. Except as provided in Sections 8.05(b) and 8.10, each Option or portion thereof granted to Employees and Non-Employee Directors shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or
(ii) three (3) months after the date on which the Optionee ceases to be employed (or in the service of the Board in the case of Non-Employee Directors) by the Corporation and all Subsidiary Companies, unless the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment or service from three (3) months to a period not exceeding five (5) years.

                 (b) EXCEPTIONS. If an Employee dies while in the employ of the Corporation or a Subsidiary Company or terminates employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Optionee or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death or termination due to Disability or Retirement, to exercise such Options. If a Non-Employee Director dies while serving as a Non-Employee Director or terminates his service to the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Non-Employee Director or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death or termination due to Disability or Retirement, to exercise such Options. In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

         8.06 NONASSIGNABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.06. Options which are transferred pursuant to this Section 8.06 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

         8.07 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided pursuant to Section 8.01.

         8.08 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of such Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee in cash or, at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. Notwithstanding the foregoing, payment may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price.

         8.09 VOTING AND DIVIDEND RIGHTS. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of such Option.

         8.10 ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.09 above, to those contained in this Section 8.10.

                 (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year, under this Plan and stock options that satisfy the requirements of
Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

                 (b) LIMITATION ON TEN PERCENT STOCKHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under
Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

                 (c) NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.10(c).

         8.11    STOCK APPRECIATION RIGHTS.

                 (a) GENERAL TERMS AND CONDITIONS. The Board or the Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Board or the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

         The terms and conditions set with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this
Section 8.11 and the Plan, the period during which, date by which or event upon which the Stock Appreciation Right may be exercised (which shall be on the same terms as the Option to which it relates pursuant to Section 8.04 hereunder); the method for valuing shares of Common Stock for purposes of this Section 8.11; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Board or the Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

                 (b) TIME LIMITATIONS. If a holder of a Stock Appreciation Right terminates service with the Corporation, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

                 (c) EFFECTS OF EXERCISE OF STOCK APPRECIATION RIGHTS OR OPTIONS. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

                 (d) TIME OF GRANT. A Stock Appreciation Right granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates, while a Stock Appreciation Right granted in connection with a Non-Qualified Option may be granted concurrently with the Option to which it relates or at any time thereafter prior to the exercise or expiration of such Option.

                 (e) NON-TRANSFERABLE. The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder's lifetime a Stock Appreciation Right may be exercisable only by the holder.

         8.12    PERFORMANCE SHARES

                 (a) GENERAL TERMS AND CONDITIONS. The Committee or the Board may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to selected Employees Performance Shares to help attract and retain superior personnel for positions of substantial responsibility with the Corporation and its Subsidiaries, and to provide key Employees with an additional incentive to contribute to the success of the Corporation. Each Performance Share grant confers upon the recipient thereof the right to receive a specified number of shares of Common Stock of the Corporation contingent upon the achievement of specified performance objectives within a specified period. The Committee or the Board shall specify the performance objective and the period of duration of the Performance Share grant at the time that such Performance Share is granted. Any Performance Shares granted under this Plan shall constitute an unfunded promise to make future payments to the affected Employees upon the completion of specified conditions. The grant of an opportunity to receive Performance Shares shall not entitle the affected Employees to any rights to specific fund(s) or assets of the Corporation, or its subsidiaries.

                 (b) CASH IN LIEU OF COMMON STOCK. In lieu of some or all of the shares earned by achievement of the specified performance objectives within the specified period, the Committee or the Board may distribute cash in an amount equal to the Fair Market Value of the Common Stock at the time that an Employee achieves the performance objective within the specified period.

                 (c) PERFORMANCE OBJECTIVE PERIOD. The duration of the period within which to achieve the performance objectives is to be determined by the Committee or the Board.

                 (d) NON-TRANSFERABLE. An Employee may not transfer or assign a Performance Share.

                 (e) ACCELERATED VESTING UPON DEATH, DISABILITY OR RETIREMENT. Unless the Board or the Committee shall specifically state otherwise at the time a Performance Share is granted, all Performance Shares shall become vested in full and all related restrictions shall terminate and expire on the date that a recipient of a Performance Share terminates his employment with the Corporation or a Subsidiary Company because of his death, Disability or Retirement.

                 (f) ACCELERATED VESTING FOR CHANGES IN CONTROL. Notwithstanding anything to the contrary herein, all outstanding Performance Shares shall become immediately vested and all related restrictions shall terminate and expire in the event that there is Change in Control of the Corporation.


                                   ARTICLE IX
                        ADJUSTMENTS FOR CAPITAL CHANGES


         The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Awards to each Employee and each Non-Employee Director and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.


                                   ARTICLE X
                     AMENDMENT AND TERMINATION OF THE PLAN


         The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any applicable regulatory requirements and any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan as specifically authorized herein.

                                   ARTICLE XI
                               EMPLOYMENT RIGHTS


         Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director of the Corporation or a Subsidiary Company to continue in such capacity.


                                  ARTICLE XII
                                  WITHHOLDING


         12.01 TAX WITHHOLDING. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, as provided in Section 8.10(c).

         12.02 METHODS OF TAX WITHHOLDING. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously-owned shares of Common Stock or other property.


                                  ARTICLE XIII
                        EFFECTIVE DATE OF THE PLAN; TERM


         13.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Corporation at a meeting of stockholders of the Corporation held within twelve (12) months of the Effective Date.

         13.02 TERM OF PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.


                                  ARTICLE XIV
                                 MISCELLANEOUS


         14.01 GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.

         14.02 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

                              [ML BANCORP LOGO]

                               REVOCABLE PROXY
                               ML BANCORP, INC.


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ML BANCORP, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 25, 1997 AND AT ANY ADJOURNMENT THEREOF.

    The undersigned, being a stockholder of the Company as of May 30, 1997, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania, on July 25, 1997 at 10:00 A.M., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

    SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTOR'S NOMINEE TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                          /\ FOLD AND DETACH HERE /\

'

1. ELECTION OF DIRECTOR                             Nominee for four-year term David B. Hastings

        FOR NOMINEE                 WITHHOLD
    LISTED TO THE RIGHT            AUTHORITY
    (EXCEPT AS MARKED        TO VOTE FOR NOMINEE
     TO THE CONTRARY)        LISTED TO THE RIGHT
       ------                       ------

       ------                       ------

2. PROPOSAL for the adoption of the 1997 Stock
   Option Plan.


        FOR         AGAINST       ABSTAIN
       -----        -------       ------

       -----        -------       ------

3. PROPOSAL to ratify the appointment of KPMG Peat
   Marwick LLP, as the Company's independent auditors for the fiscal year ending March 31, 1998.

        FOR         AGAINST       ABSTAIN
       -----        -------       ------

       -----        -------       ------

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



Please sign this exactly as your name(s) appear(s) on the proxy.
When signing in a representative capacity, please give title.
When shares are held jointly, only one holder need sign.

Dated:                                          199
      -----------------------------------------    ---

------------------------------------------------------
                     Signature

------------------------------------------------------
                     Signature


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

----------------------------------------------------------------------------------------------------------------------------------
                                                   / \ FOLD AND DETACH HERE / \
